UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 15, 2022

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 8 – Other Events

Item 8.01. Other Events

On December 15, 2022, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU" and, together with LG&E, the "Companies") filed an application with the Kentucky Public Service Commission ("KPSC") regarding certain future plans for replacement generation and energy efficiency matters.

The Companies submitted a joint application to the KPSC for approval of certain certificates of convenience and necessity, site compatibility certificates, declaratory orders, accounting or rate mechanism treatment and tariff changes, where applicable, relating to a number of generation, power purchase and demand side management-energy efficiency ("DSM-EE") tariff -related plans, projects or programs that generally are expected to become operational or established within the next five years. The aggregate costs of the various proposals are expected to be approximately $2.1 billion. The filing includes proposals:

•to build a 621MW natural gas combined cycle ("NGCC") generation unit at LG&E's Mill Creek station,
•to build a 621MW NGCC generation unit at KU's E.W. Brown station,
•to build a 120MW solar generation facility in Mercer County, Kentucky,
•to purchase a 120MW solar generation facility in Marion County, Kentucky, being built by a third party,
•to build a four-hour 125MW (500MWh total) battery storage facility at KU's E.W. Brown station,
•to enter into up to four non-firm energy-only power purchase agreements ("PPA") for a total of 637MW of additional solar energy production in Kentucky, and
•for a proposed 2024-2030 DSM-EE Program Plan for electric and gas customers, which includes approximately 14 new, adjusted or expanded programs.

The new NGCC and solar units would be jointly owned by LG&E and KU, in varying respective percentages at each facility, the battery storage unit owned by LG&E, and the proposed PPA transactions and DSM-EE programs would be entered into or conducted jointly by LG&E and KU, consistent with the Companies’ shared dispatch, cost allocation, tariff or other frameworks.

The filing also notes planned retirement dates for certain of the Companies' existing coal-fired generation units, including Mill Creek 1 (300MW) in 2024 and E.W. Brown 3 (412MW) in 2028, and updates and advances the planned retirement dates for Mill Creek 2 (297MW) to 2027 and Ghent 2 (486MW) to 2028.

The Companies cannot predict the outcome of the proceedings. The Companies have requested approval from the KPSC by October 1, 2023.

The KPSC proceedings are designated as Case No. 2022-00402.

Copies of PPL Corporation's and the Companies' respective press releases are filed as exhibits to this report.

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although the PPL Corporation and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; final negotiated terms and conditions in any prospective contracts and the progress of actual construction, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation’s and the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release dated December 15, 2022 of PPL Corporation.
	99.2 -	Press Release dated December 15, 2022 of Louisville Gas and Electric Company and Kentucky Utilities Company.
	104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

KENTUCKY UTILITIES COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

Dated:  December 16, 2022